Q3 Financial Results Exhibit 99.2

Forward-Looking Statements This presentation includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statement include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the business of Verra Mobility are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the inability to launch new products or services or to profitably expand into new markets; (2) changes in applicable laws or regulations; (3) the possibility that Verra Mobility may be adversely affected by other economic, business or competitive factors; (4) the inability to recognize the anticipated benefits of the business combination with Gores Holdings, II, Inc.; and (5) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. You are cautioned not to place undue reliance upon any forward-looking statements, including the projections, which speak only as of the date made. Verra Mobility does not undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Information This presentation uses certain non-GAAP financial information, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, which further excludes certain non-cash expenses, loss on extinguishment of debt and other transactions management believes are not indicative of Verra Mobility’s business. Verra Mobility believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Verra Mobility’s financial condition and results of operations. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. A reconciliation of Verra Mobility’s non-GAAP financial information to GAAP financial information is provided in the Appendix hereto and in Verra Mobility’s Form 8-K, filed with the SEC, with the quarterly earnings press release for the period indicated.

Consolidated Q3 Financial Results Pro Forma Adj. Revenue and YoY Growth $ in Millions Pro Forma Adj. EBITDA and Margin Basis of presentation Verra Mobility made two acquisitions earlier in 2018 The data presented has been adjusted as if the acquisition were included in the results for all periods The unadjusted and pro forma adjusted results of operations are included in the appendix to this presentation All pro forma adjustments are in the commercial reporting segment $ in Millions 2018 Debt and Leverage $ in Millions YTD Pro Forma Adj. Segment Revenue Commercial Services Government Solutions Full Year Outlook ($ in millions) Previous Outlook Revised Full Year Outlook Low High Revenue $373 $385 $390 Pro Forma Adj. EBITDA $218 $220 $225

Q3 Results by Segment Pro Forma Adj. Revenue and YoY Growth $ in Thousands Pro Forma Adj. EBITDA and Margin $ in Thousands Commercial Services Revenue and YoY Growth $ in Thousands EBITDA and Margin $ in Thousands Government Solutions Service revenue for the quarter was $33.2M compared to $32.3M in the prior year Service revenue has some seasonality associated with school zone speed and school bus stop arm programs that don’t operate at full capacity in the summer Product revenue of $2.4M in the quarter grew from $0.4M for the same period in 2017 Q3 2018 EBITDA of $12.5M grew 8% compared to the same quarter in the prior year Basis of Presentation: see slide 3 Service revenue grew 32% to $72.0M in Q3 2018 up from $54.7M in Q3 2017 Service revenue growth was driven by increased usage of our tolling products and improved contract terms Tolling revenue has seasonality aligned with summer driving and increased rental car agreements. The growth in EBITDA from $33.4M in Q3 2017 to $49.4M in the current quarter is directly aligned with the increased revenue and the impact of integration synergies

Appendix

Quarterly Results of Operations as reported

Quarterly Pro Forma Results of Operations

Quarterly HTA Results of Operations

Quarterly EPC Results of Operations

Quarterly Segment Results of Operations Commercial Services Government Solutions